Exhibit 4(a)(6)



                              CONTRACT OF FUNDING THROUGH OPENING OF CREDIT NO. 03.2.549.3.1, BY AND BETWEEN BANCO NACIONAL DE DESENVOLVIMENTO ECONOMICO E SOCIAL - BNDES AND EMPRESA ENERGETICA MATO GROSSO DO SUL-ENERSUL, WITH INTERVENING THIRD PARTIES IN THE FORM BELOW:


BANCO NACIONAL DE DESENVOLVIMENTO ECONOMICO E SOCIAL - BNDES, hereinafter simply referred to as BNDES, a public federal company, with headquarters in Brasilia, Distrito Federal, and with services provided in this city at Avenida Republica do Chile, 100, registered with the General Taxpayer Register under CNPJ No. 33.657.248/0001-89, hereby represented by the undersigned below;

and

EMPRESA ENERGETICA MATO GROSSO DO SUL-ENERSUL, hereinafter simply referred to as BENEFICIARY, a corporation with headquarters in Campo Grande, State of Mato Grosso do Sul, at Avenida Gury Marques, s/n ., registered with the General Taxpayer Register under CNPJ No. 15.413.826/0001-50, hereby represented by the undersigned below; and as INTERVENING PARTIES:

   I- AGENCIA NACIONAL DE ENERGIA ELETRICA- ANEEL, a special regimen autarchy, located at SGAN, QUADRA 603, Modulo J, Anexo, Brasilia, Distrito Federal, registered with the General Taxpayer Register under CNPJ No. 02.270.669/0001-29, hereinafter simply referred to as ANEEL, hereby represented by the undersigned below; and

   II- BANCO DO BRASIL S.A., a financial institution with headquarters in Campo Grande, State of Mato Grosso do Sul, at Avenida Afonso Pena, 2202 , registered with the General Taxpayer Register under CNPJ No. 00.000.000/4817-85, hereinafter denominated BANK, represented by the undersigned below;

have, as just and agreed what is contained in the following clauses:



                                     FIRST

                   NATURE, AMOUNT AND PURPOSE OF THE CONTRACT


BNDES, under the Emergent and Exceptional Program of Support to the Concessionaires of Public Services of Distribution of Electrical Energy - CVA, created by the Board of Officers of BNDES based on Medida Provisoria no. 127, of August 4, 2003, hereby grants to the BENEFICIARY a credit facility in the amount of R$ 24,329,764.95 (twenty-four million, three hundred twenty nine thousand, seven hundred sixty four reais and ninety-five cents) , considering the base date as of April 8, 2003, to be supplied with funds from the National Treasury, with compliance with the stated in Third Paragraph of 2nd Clause.

Sole Paragraph

The present credit facility has the purpose compensating the lack of funds of the BENEFICIARY resulting from the adjourning of the application of the mechanism of compensation referred to in article 1 of Medida Provisoria No. 2,227, of September 4, 2001, for the annual tariff readjustments and revisions related to the period within April 8, 2003 and April 7, 2004, with prioritized application in the fulfillment of obligation towards agent of the energy sector, observing the stated in article, clause II, of resolution no. 3,119 of Conselho Monetario Nacional.



                                     SECOND

                             AVAILABILITY OF CREDIT

The credit shall be available to the BENEFICIARY, conditioned to its effective transfer by the National Treasury, in parcels, after the fulfillment of the conditions for utilization referred to in Nineteenth Clause, as follows:


   I- 50% (fifty percent) until 60 (sixty) days from the publishing of Medida Provisoria No. 127, of August 4, 2003;

   II-    30% (thirty percent) in 180 days from the date stated in First Clause;
          and

   III- 20% (twenty percent) in 270 (two hundred seventy) days from the date stated in First Clause.



First Paragraph
The parcels referred to in topics I, II and III may be released by BNDES within 15 (fifteen) working days preceding or succeeding the final term of deadlines established therein.

Second Paragraph
The funds of the present operation shall be available to the BENEFICIARY through a credit deposited into a non-moveable checking account held by it with BNDES, linked to the present operation, in which shall be discounted, at the moment of release, the debts determined by law and the ones authorized by the BENEFICIARY in this contract, whose total remaining balance shall be immediately transferred to the checking account no. 250000-0 that the BENEFICIARY holds with BANCO do BRASIL S.A. number 001, branch no. 2609-3, o with observance of sections "a" and "b" of topic II in Nineteenth Clause.


Third Paragraph

The amount of each of the credit parcels to be made available to the BENEFICIARY shall be updated by the adjusted average of the daily loans accounted in the Special System for Custody and Liquidation - SELIC, as of the base date stated in First Clause until the release of the respective parcel to the BENEFICIARY.


                                      THIRD

                                    INTEREST


An interest rate of 1% (one percent) per year ( as "spread"), will be applicable to the principal of the debt over the yearly average rate of the daily loans accounted in the Especial Liquidation and Custody System - SELIC.


Sole paragraph
The interest shall be calculated daily by the proportional system as established in the formula presented below, capitalized on the 15th of each month as of the funds release until April 15th 2004 (the month preceding the beginning of the amortization of the debt) and shall be due monthly as of May 15, 2004 (the month for the first amortization) on, along with the parcels of the principal and on the due date or liquidation of this Contract, with observance of Twenty Fifth Clause:

[GRAPHIC OMITTED]

    n
  (SIGMA)[SDVi  * (Txi +1)]
J= i=1
   ------------------------
              36,000


where:

J= interest
SDV = daily open balance of the principal
Tx = annual average adjusted rate of the daily loans accounted in the Especial Liquidation and Custody - SELIC for day "i"; and
N = number of days in the period of interest accounting


                                     FOURTH

                        COMMISSION OF CREDIT RESERVATION

The BENEFICIARY shall pay BNDES a commission of credit reserve of 0.1% (one tenth percent), chargeable for a period of 30 (thirty) days, or a fraction, and shall apply to:

   I- the unused balance of each parcel, from the immediate date of its release until the date of utilization, when its payment shall be charged; and

   II- the unused balance of the credit, from the immediate date of its availability to the date of its cancellation, when requested by the BENEFICIARY, or by initiative of BNDES, and its payment shall be due at the date of request, or by a decision of BNDES, whichever the case.

   Sole Paragraph
   The appliance of the commission referred to in the above mentioned topics I and II, shall occur in case of the setting of a system for the availability of funds.



                                      FIFTH

                       PROCESSING AND CHARGING OF THE DEBT

The principal and the charges shall be requested through a Charging Notice issued by BNDES, in advance, to the BANK which shall then inform the BENEFICIARY and shall transfer the due amount to the checking account indicated by BNDES, as provided for in FIRST PARAGRAPH of TENTH CLAUSE, aiming at liquidating those liabilities on their due dates.


   First Paragraph
   The non-reception of the Charging Notice shall not exempt the Bank from its obligations as provided for in this Contract, or exempt the BENEFICIARY from the obligation of paying the installments of the principal and charges on the dates established in this Contract.


   Second Paragraph
   In case the SELIC rate changes during the period between the first and fifteenth day of a month, the difference near between the owed amount and the charged amount shall be incorporated to the owing balance.

                                      SIXTH

                                  AMORTIZATION

The principal resulting from this Contract must be paid to BNDES in 24 (twenty-four) monthly successive parcels, calculated according to the formula presented below, being the first parcel due on May 15, 2004, with due observance of Twenty Fifth Clause, and the BENEFICIARY commits itself to liquidate, with the last parcel on April 15, 2006, all the obligations resulting from this Contract, with due compliance of Third and Fourth Paragraphs and in Eleventh Clause.


                 TM
                 ---
   AP= SDV*      1200
             -------------
              1 + TM  -1
                 ----
                 1200

   where:

   AP= amortization of principal
   SDV= balance due of principal on the date of maturity
   M= number of installments of amortization undue
   TM= medium fee calculated under the formula below:



   TM=  J* 36000
        ---------
           n
       (SIGMA) SDVi
          i=1

   where:

   J= interest defined in Clause Three
   n= number of the days of period calculated; and SDVi= daily balance due of principal.


                                     SEVENTH

                         RESERVATION OF MEANS OF PAYMENT

With the aim of performing the payment of any liabilities resulting from this Contract, such as the principal, interests, commissions, conventional penalty and fines, the BENEFICIARY assigns and transfers the product of the collection of the supply tariffs relating to the public services of electrical distribution at the rate of 2.97% (two point ninety-seven percent) of its monthly income to BNDES , from this date on and until the final liquidation of the liabilities resulting from this Contract, in an irrevocable and irretrievable manner.

   First Paragraph

   For the purposes of this Contract, monthly income shall be understood as the gross income of the BENEFICIARY, including all the fees and taxes paid by the consumer, except for the Tax for Circulation of Goods and Services (Imposto sobre Circulacao de Mercadorias e Servicos) - ICMS.

   Second Paragraph
   The rights and actions of BNDES resulting from this Contract, especially those regarding the cession of funds provided for in the caption, shall not be jeopardized by any changes related to the adjourning of the application of the mechanism of compensation stated in 1st Article of Medida Provisoria (presidential act) No. 2,227, of September 4, 2001, on the annual tariff readjustments and periodical tariff reviews which may occur in the period between April 8, 2003 and April 7, 2004, mainly those originally from the processes of conversion into law of Medidas Provisorias 2,227, of September 4, 2001 and 127, of August 4, 2003 or any further judicial or administrative measures.



                                     EIGHTH

           PARTIAL CONCENTRATION OF THE COLLECTION OF THE BENEFICIARY

The BENEFICIARY commits itself to promote, during the validity of this Contract, in its checking account number 3239-5 (hereinafter denominated COLLECTION ACCOUNT), of branch number 2609-3, the collection of invoice payments that may assure an effective reception corresponding to at least 10% (ten percent) of the income of the preceding month resulting from the public services of electrical energy distribution provided.


                                      NINTH

                          TRANSFERS TO A LINKED ACCOUNT

The BENEFICIARY, herein authorizes the BANK, in an irrevocable and irretrievable manner, to transfer daily, all the product of collection of invoice payments referred to in Eighth Clause, to the checking account number 6152-2 (hereinafter called LINKED ACCOUNT), of branch 2609-3, with the BANK, until the sum transferred has reached the rate of 2.97% (two point ninety-seven percent) of the monthly income of the BENEFICIARY, due to the cession stated in Seventh Clause.

   First Paragraph
   It shall be a duty of the BENEFICIARY, as of May 1, 2003, to inform the BANK, with a copy to BNDES, until the fifth working day of each month, of the sum to be transferred to the LINKED ACCOUNT during the stated month, based on the income registered in the preceding month.

   Second Paragraph
   In case of non-compliance by the BENEFICIARY the provisions contained in the First Paragraph, the BANK must then transfer the total amount of funds drawn from collection.



                                      TENTH

                                     PAYMENT

The BENEFICIARY herein authorizes the BANK, in an irrevocable and irretrievable manner as a result of the assignments provided for in Seventh and Ninth Clauses to transfer the necessary amounts to the payment of amortization of the principal and other charges of the debt resulting from this Contract, to the account and order of BNDES, from the LINKED ACCOUNT to the checking account indicated by BNDES, within the amounts and deadlines stipulated herein.

   First Paragraph

   BNDES shall be responsible to inform the BANK, through a charging notice, the amount of funds to be transferred to the indicated checking account, with due observance of the stated in Fifth Clause, First Paragraph of this Contract.


   Second Paragraph
   In case there are not enough funds in the LINKED ACCOUNT for the payment of the parcels of the principal and other charges of the debt resulting from this Contract, the BENEFICIARY must deposit of the necessary amount to the full payment of such parcel, upon information from the BANK, as provided for in Topic V of Sixteenth Clause, with no jeopardy to the continuation of transfers to the LINKED ACCOUNT, as stated in Ninth Clause, until the amount stated in it has been reached.


   Third Paragraph
   In case of insufficiency of funds for 3 (three) consecutive months, the deadline for amortization referred to in Sixth Clause must be adjourned, by means of the signing of a contract amendment, so that the payment of the parcels of the principal and the other charges of the debt be performed with a new asset flow, keeping the percentage of the monthly income of the BENEFICIARY, as provided for in Seventh Clause.


   Fourth Paragraph
   The adjourning stated in Third Paragraph of this Clause shall not be extended for longer than 12 (twelve) months.


                                    ELEVENTH

                                 ADVANCE PAYMENT

In every occasion when LINKED ACCOUNT presents a net balance enough for the payment of one complete parcel, a partial advance payment equivalent to the upcoming parcels shall be made, independently of the execution of a contract amendment, being this payment deducted from the debt balance, but with due observance of the respective due dates.

   Sole Paragraph
   It shall be duty of the BANK to verify the possibility of advance payment referred to in the caption, to perform such payment and to inform BNDES of the total of the amount transferred.


                                     TWELFTH

                                 ADVANCE PAYMENT

   EXCLUSIVE HANDLING OF THE LINKED ACCOUNT

The LINKED ACCOUNT shall be handled exclusively in the manner provided for in this Contract and used solely for the payment to BNDES, but the funds therein can be invested exclusively in National Treasury Bonds (Renda Fixa) or in funds covered by those, so long as the withdrawals be compatible with the obligation of this Contract and as long as the profit be incorporated to the cession provided for in Seventh Clause.


                                   THIRTEENTH

                             ASSIGNMENT PROHIBITION

The BENEFICIARY may not assign or link the revenues assigned as provided for in Seventh Clause to any other creditor.

                                   FOURTEENTH

                        SPECIAL DUTIES OF THE BENEFICIARY

The BENEFICIARY commits itself to:

   I- fulfill, when suitable, until the final liquidation of the debt resulting from this Contract, the "DISPOSICOES APLICAVEIS AOS CONTRATOS DO BNDES" approved by Resolution 665, of December 10, 1987, partially altered by Resolution 775, of December 16, 1991, by Resolution 863, of March 11, 1996, by Resolution 878 of September 4, 1996, by resolution 894, of March 6, 1997, by Resolution 927 of April 1, 1998 and by Resolution 976, of September 24, 2001, all by the board of BNDES, published in Diario Oficial da Uniao (section I) , of December 29, 1987, December 27, 1991, April 8, 1996, September 24, 1996, March 19, 1997, April 15, 1998 and October 31, 2001,
          respectively, with a copy herein delivered to the BENEFICIARY, which, upon having knowledge of the full content of such, declares to accept it as an integral and inseparable part of this Contract, for all legal purposes and effects;

   II- use the total amount of the credit within 12 (twelve) months, counting from the date of the execution of this Contract, with the possibility of BNDES extending the stated period, before or after the final term of this period, covered by the guarantees constituted in this Contract, through clear authorization, in writing, needless of any other formalities or registration;

   III- keep its duties towards the environmental organs during the validity of this Contract;

   IV- forward to BNDES annual audit, balance and spread sheet reports of its results, with the endorsement of external auditors;

   V- send to BNDES monthly reports containing the amount invoiced and those effectively collected by the BENEFICIARY in the immediate preceding month;

   VI- hire and independent audit company, if demanded by BNDES, to perform accounting auditing that may attest the fulfillment of the duties of the BENEFICIARY as provided for in this Contract, with the prior and clear approval by BNDES of such company.


                                    FIFTEENTH

   DUTIES OF INTERVENING AGENT - AGENCIA NACIONAL DE ENERGIA ELETRICA - ANEEL

Intervening agent AGENCIA NACIONAL DE ENERGIA ELETRICA- ANEEL, qualified in the introduction commits itself to:

   I- keep BNDES permanently informed of any fact that may come to harm the reaching of the purpose of the concession;

   II- communicate clearly and in advance to BNDES any modification to be promoted in the Contract of Concession of BENEFICIARY, which may affect the compliance with this Contract;

   III- keep the faithful accomplishment of the obligations provided for in this Contract, including the cession provided for in Seventh Clause, in case of an intervention of the concession of BENEFICIARY;

   IV- include the duties of the BENEFICIARY resulting from the present Contract as a condition for the granting of concession to a new concessionaire, in the bid for the exploration of services object of the Contract of Concession of the BENEFICIARY, in case of extinction of the concession;

   V- inform BNDES, before every credit liberation, of the intra-sector duties of the BENEFICIARY, as stated in 15th Paragraph of First Article of Medida Provisoria 127, of August 4, 2003.


                                    SIXTEENTH

                      DUTIES OF INTERVENING AGENT- THE BANK

   The intervening agent BANCO DO BRASIL S.A., qualified in the introduction of this Contract, commits itself to:

   I- inform immediately BNDES the non-fulfillment of any duty regarding the assignment of the revenues provided for in Seventh Clause;

   II- not obey any order, be it from BNDES or the BENEFICIARY, in what regards the cession of assets provided for in Seventh Clause, that may be in conflict with the present Contract, without the allowance in writing by the other Party;

   III- promote the transfer of the amounts deposited in COLLECTION ACCOUNT, as provided for in Ninth Clause, as well as execute all the actions and procedures provided for in the Contract to ensure the cession of funds foreseen in Seventh Clause;

   IV- promote the drawing and transfer of funds deposited in LINKED ACCOUNT, upon information by BNDES, as provided for in First Paragraph of Tenth Clause, as well as execute all the actions and procedures provided for in the Contract to ensure the cession of funds provided for in Seventh Clause;

   V- inform the BENEFICIARY of the insufficiency of assets in LINKED ACCOUNT for the payment of the parcels of the principal and accessories of the debt resulting from this Contract, as well as the sum to be deposited by the BENEFICIARY for the full payment of such;

   VI- verify the possibility of advance payment referred to in Eleventh Clause, perform it whenever possible, and inform BNDES of the total transferred sum;

   VII- transfer the total of assets received through collection in COLLECTION ACCOUNT to LINKED ACCOUNT, in case of disobedience by the BENEFICIARY, to the stated in First Paragraph of Ninth Clause;

   VIII- perform the financial application of the assets existent in LINKED ACCOUNT exclusively in National Treasury Bonds (renda fixa) or in funds predominantly covered by those, so long as the withdrawals be compatible with the duties provided for in this Contract and as long as the profit be incorporated to the cession provided for in Seventh Clause; and

   IX- forward to BNDES monthly balance sheet of LINKED ACCOUNT and of COLLECTION ACCOUNT, whenever asked to.


                                   SEVENTEENTH

                        PAYMENT OF INDEMNITY BY THE BANK

In case of non-fulfillment, by the BANK, of any of the duties provided for in this Contract, regardless of other suitable penalties, the BANK shall be subject to the payment of indemnity to BNDES and/or the BENEFICIARY, depending on the case, for the damage caused by such fact.



                                   EIGHTEENTH

                                BANK REPLACEMENT

The intervening BANK may be replaced, by determination of BNDES or after its authorization, though it shall remain in the exercise of its functions until the new bank has signed a contract of adhesion to this Contract, in a manner and substance satisfactory to BNDES, through which the duties and duties of the BANK shall be transferred to this replacing bank.


                                   NINETEENTH

                    CONDITIONS FOR THE UTILIZATION OF CREDIT

The utilization of the credit, shall be subject to the performance of the topics below, aside from the fulfillment, whenever suitable, of the conditions provided for in 5th and 6th Articles of "DISPOSICOES APLICAVEIS AOS CONTRATOS DO BNDES" (APPLICABLE DISPOSITIONS TO CONTRACTS OF BNDES) as previously mentioned, and the fulfillment of the conditions established in "NORMAS DE INSTRUCAO E ACOMPANHAMENTO" (NORMS AND INSTRUCTIONS OF FOLLOW-UP), referred to in 2nd article of the same "DISPOSICOES":

I- for the utilization of the first parcel of credit:

(a) opening, by the BENEFICIARY, of a checking account at BNDES.

II- for the utilization of each parcel of the credit:
(a) the presentation, by ANEEL, of the list of overdue debts of the BENEFICIARY with Agents of the Electricity Sector specifying: creditor, amount, finality and due date; or if the case, the declaration of inexistence of such debts, as the stated in Paragraph 15 of 1st Article of Medida Provisoria 127, of August 4, 2003;

(b) the presentation, by the secretary of the National Treasury, of the list of overdue debts of the BENEFICIARY with the National Treasury, specifying amount, finality, due date; or if the case, the declaration of inexistence of such debts, as stated in 2nd Article, topic II, of Resolution 3,119 of Conselho Monetario Nacional (National Monetary Council);

(c) the sending of mailing, in satisfactory terms to BNDES, through which the BENEFICIARY determines, in an irrevocable and irretrievable manner, that the assets released in the scope of this Contract be used for purposes of liquidation of the duties stated in topics "a" and "b" above, specifying at least the following information: CNPJ(corporate social security number), bank branch and checking account number;

(d) the inexistence of an issue of a financial-economic fact that, in the judgment of BNDES may compromise the funding; and

(e) the presentation, by the BENEFICIARY, of a Certidao Negativa de Debito (a no-debt certification)- CND, issued by Instituto Nacional do Seguro Social (National Social Security Agency)- INSS, through the INTERNET, to be downloaded by the BENEFICIARY and verified by BNDES at www.mpas.gov.br;

   Sole Paragraph

   In case of an insufficiency of funds to fully pay the debts contained in topics "a", "b" and "c" of 2nd Article, topic II, of Resolution 3,119 of Conselho Monetario Nacional (National Monetary Council), the payment must be integral according to the order of priority therein established, being the payment proportional to the worth of each of the debts in the list whose full payment is not possible.


                                    TWENTIETH

                                 NON-FULFILLMENT

In the occurrence of disobedience to the duties taken by the BENEFICIARY, the stated in Articles 40 to 47 of the "DISPOSICOES APLICAVEIS AOS CONTRATOS DO BNDES" shall be kept in what regards Topic I of Fourteenth Clause.



                                  TWENTY-FIRST

                                  JUDICIAL FINE

In the hypothesis of judicial collection of the debt resulting from this Contract, the BENEFICIARY shall pay a fine of 10% (ten percent) over the principal and other financial charges relating to the debt, besides judicial, extra judicial expenses and attorney fees, due from the first issuing of the petition of collection by the inherent authority.



                                  TWENTY-SECOND

                         ADVANCE LIQUIDATION OF THE DEBT

In case of advance liquidation of the debt, the guarantees shall be liberated, being then applied to the stated in Article 18, 2nd Paragraph, of the "DISPOSICOES APLICAVEIS AOS CONTRATOS DO BNDES" mentioned in Topic I of Fourteenth Clause.


                                  TWENTY-THIRD

                                ADVANCE DUE DATE

BNDES may consider this Contract early due, with the demand for payment of the debt and immediate suspension of any fund release, if, besides the cases provided for in Articles 39 and 40 of the "DISPOSICOES APLICAVEIS AOS CONTRATOS DO BNDES" referred to in Topic I Fourteenth Clause, BNDES may come to attest in a shareholding agreement, charter, or social contract of the BENEFICIARY, the inclusion of any device by which there be demanded a special quorum for the deliberation or approval of issues that may limit or restrict the control by the respective controllers, or yet, the inclusion in those documents of any device that may cause:

I - restrictions to the growth capacity of the BENEFICIARY or to its technological development

II - restrictions for the access of  the BENEFICIARY to new markets;

III - or restrictions or jeopardy to the capacity of payment of the financial liabilities resulting from this operation;

   Sole Paragraph
   In case of application of the funds granted through this Contract in a manner diverse from the stated in First Clause, BNDES, aside from the established in the caption of this Clause, shall communicate the fact to Ministerio Publico Federal, for the purposes and effects of Law 7,492, of June 16, 1986.

                                  TWENTY-FOURTH

                         REPRESENTATIONS AND WARRANTIES

The BENEFICIARY represents and warrants that the execution of this Contract and the fulfillment of its duties, especially the assignment provided for in Seventh Clause does not constitute any violation or default to any contract, agreement or any other instruments which the BENEFICIARY is part of or to which it is bound.


                                  TWENTY FIFTH

                              DUE DATE ON HOLIDAYS

Any due date for the payment of parcels of the principal and liabilities that may occur on Saturdays, Sundays or National Holidays, including banking holidays, shall be, for all the ends and purposes of this Contract, transferred to the first succeeding working day, with the liabilities calculated until that date, and the next regular period for accounting and calculation of the liabilities of this Contract shall also start from that day. The BENEFICIARY has presented the Certidao Negativa de Debito - CND number 108172003-06001020, issued on October 8, 2003, by Instituto Nacional do Seguro Social -INSS.

The sheets of the present instrument all have the signature of Elizabeth Pinheiro Correa, lawyer of BNDES, with the authorization of the legal representatives who sign it.

And having among themselves agreed upon this Contract as just and contracted, the parties hereto have hereunto signed the present document in 4(four) copies, of equal content and for one sole effect, in the presence of the witnesses signed below.

Rio de Janeiro, December 1, 2003.

        (Signature Sheet of the Contract of funding number 03.2.549.3.1)







BY BNDES:


--------------------------------------------------------------------------------
BANCO NACIONAL DE DESENVOLVIMENTO ECONOMICO E SOCIAL




BY BENEFICIARY:


--------------------------------------------------------------------------------
EMPRESA ENERGETICA DE MATO GROSSO DO SUL -ENERSUL


BY INTERVENING AGENTS:


--------------------------------------------------------------------------------
AGENCIA NACIONAL DE ENERGIA ELETRICA- ANEEL


----------------------------------------      ----------------------------------
BANCO DO BRASIL S.A.



WITNESSES:

--------------------------------
Name:
Social security (CPF):


--------------------------------
Name:
Social security (CPF):